EXHIBIT 23.1
                                                          CONSENT OF ACCOUNTANTS




                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]




                                     CONSENT

                                   -----------


We consent to the incorporation by reference in the Prospectus Supplement of CPS Receivables Corp. relating to the CPS Auto Receivables Trust 1998-3 of our report dated January 26, 1998, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".




                                             /s/ PricewaterhouseCoopers LLP
                                             ------------------------------
                                             PricewaterhouseCoopers LLP


New York, New York
July 28, 1998